UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 18, 2017

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On January 18, 2017, Ameris Bancorp (the “Company”) entered into a Registration Rights Agreement with William J. Villari (the “Registration Rights Agreement”) and a Shareholders Agreement with US Premium Finance Holding Company (“USPF”) and the shareholders of USPF named therein (the “Shareholders Agreement”). The Registration Rights Agreement and the Shareholders Agreement were entered into in connection with the consummation, as of January 18, 2017, of the transactions contemplated by that certain Stock Purchase Agreement between the Company and William J. Villari dated as of December 15, 2016, as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2016 (the “Prior Report”).

The descriptions contained herein and in the Prior Report of the Registration Rights Agreement and the Shareholders Agreement are qualified in their entirety by reference to the terms of such documents, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Registration Rights Agreement dated as of January 18, 2017 by and between Ameris Bancorp and William J. Villari.

10.1	Shareholders Agreement dated as of January 18, 2017 by and among US Premium Finance Holding Company, Ameris Bancorp and the Other Shareholders of US Premium Finance Holding Company Named Therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President, Chief Financial Officer
and Chief Operating Officer

Dated: January 20, 2017

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EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Registration Rights Agreement dated as of January 18, 2017 by and between Ameris Bancorp and William J. Villari.

10.1	Shareholders Agreement dated as of January 18, 2017 by and among US Premium Finance Holding Company, Ameris Bancorp and the Other Shareholders of US Premium Finance Holding Company Named Therein.

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